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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2003

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15525 (Commission file number)	36-4316614 (IRS Employer Identification No.)
One Edwards Way, Irvine, California (Address of principal executive offices)		92614 (Zip Code)

(949) 250-2500
Registrant's telephone number, including area code

Item 5. Other Events.

        On May 20, 2003, Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), issued an additional $25,000,000 aggregate principal amount of its 3.875% convertible senior debentures due 2033. The Company previously issued $125,000,000 of its 3.875% convertible senior debentures due 2033 on May 9, 2003. The issuance of the additional $25,000,000 aggregate principal amount of debentures was pursuant to the exercise of an over-allotment option granted by the Company. The debentures have the same terms as the debentures issued on May 9, 2003.

        The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933 and applicable state securities laws. Offers of the debentures were made exclusively by means of a private offering memorandum.

        This report shall not constitute an offer to sell or a solicitation of an offer to buy the debentures or any shares of the Company's common stock, nor shall there be any sale of the debentures in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2003

EDWARDS LIFESCIENCES CORPORATION
By:	/s/ CORINNE H. LYLE Corinne H. Lyle Corporate Vice President, Chief Financial Officer and Treasurer

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  Item 5. Other Events.
SIGNATURES